Exhibit 99.1

CEDC/RUSSIAN STANDARD STRATEGIC PARTNERSHIP

CORPORATE GOVERNANCE HEADS OF TERMS

RT has proposed to the Board to work temporarily in an executive position primarily to strengthen the Company’s operations. In this regard, the parties agree to the following variation to the corporate governance of CEDC (the “Company”).

The parties agree that unless otherwise specifically varied by these Heads of Terms (which may be reflected in amended and restated definitive documents), the terms and conditions of the Amended and Restated Securities Purchase Agreement and the Amended and Restated Governance Agreement (the “Amended Governance Agreement”), each dated July 9, 2012, will remain unchanged and continue to have full force and effect. Other than explicitly as set forth in these Heads of Terms, nothing in these Heads of Terms shall alter or otherwise limit Roust Trading Ltd.’s right and obligations under the Amended Governance Agreement.

Capitalized terms that are not otherwise defined herein shall have the meaning ascribed to them in the Amended and Restated Securities Purchase Agreement (the “Amended SPA”) and the Amended and Restated Governance Agreement.

SENIOR MANAGEMENT

Interim President

•      Roustam Tariko shall be appointed Interim President of the Company.

•      RT agrees that he shall be Interim President of the Company on a temporary basis until the earlier of (a) such time as a CEO is appointed by the Board and (b) March 31, 2013, it being understood that the Board shall be permitted to extend the Interim President’s term at the Board’s discretion.

•      For so long as RT is Interim President, the Interim President’s scope of authority will comprise:

¡     the operations of the Company and its subsidiaries (other than in Poland), including supply, manufacturing, distribution, brand development, import, marketing and trading and finance related to operations (including pricing, discounts and rebates and management of payables, receivables, spend, salaries, credit obligations and tax obligations), with managers operating in those areas reporting to the Interim President and new hires and personnel terminations in those areas being determined by the Interim President;

¡     with respect to operations in Poland, the Interim President shall have the authority to meet with the managers that report to the Interim CEO in coordination with the Interim CEO and shall be entitled to make operational recommendations to the Interim CEO for his good faith consideration;

¡      with respect to the Company’s finances the Interim President will be able to make recommendations to the Interim CEO and for the avoidance of doubt RTL retains all its rights under the RTL/CEDC partnership agreements;

¡     with respect to operations of the Company and its subsidiaries everywhere other than in Poland, the Interim President will keep the Interim CEO fully informed on a regular basis for purposes of strategy coordination and assessment of business results; and

¡     with respect to the export business, the Interim President will assume a lead role, provided, however, that the Interim President will keep fully informed the Interim CEO on a regular basis with respect to the export business for purposes of strategy coordination and assessment of business results;

¡      with respect to the import business in Poland, the Interim President will participate with the Interim CEO and the Interim President will have the right to object to any decision with the ability to elevate the matter to the Board for a determination. (for the avoidance of doubt, no transaction will be implemented until the Board has made a determination).

•      The Interim President shall report directly to the Board and remains subject to the provisions set forth in Section 4 of the Company’s bylaws.

Interim CEO

•      David Bailey shall continue to act as Interim CEO of the Company under the terms and conditions of his employment agreement, which shall not be varied as a result of the implementation of these Heads of Terms other than with respect to the scope of authority, which shall be restated as set forth below.

•      For so long as RT is Interim President, the Interim CEO’s scope of authority will comprise:

¡      finance (including inter-company finance), administrative, reporting, legal and compliance and audit functions of the Company, including specifically the ongoing restatement and investigation processes (under the auspices of the audit committee); managers operating in those areas will report to the Interim CEO; any new hires or personnel terminations (other than those that are within the authority of the Interim President) in those areas will be proposed by the Interim CEO (after consultation with the Interim President) to the Board; provided, however, that hiring and termination of senior management shall be subject to the provisions set forth below under “Senior Management”;

¡     the operations of the Company and its subsidiary in Poland, including supply, manufacturing, distribution, brand development, import, marketing and trading (including pricing, discounts and rebates and management of payables, receivables and spend), with managers operating in those areas reporting to the Interim CEO and new hires and personnel terminations in those areas will be proposed by the Interim CEO to the Interim President; provided, however, that hiring and termination of senior management shall be subject to the provisions set forth below under “Senior Management”;

¡     the Interim CEO will notify the Interim President before making any intercompany transactions related to the Russian operations and no such transactions will be consummated if the Interim President objects pending a resolution of such matter by the Board;

¡     the Interim President may challenge decisions of the Interim CEO regarding finances by discussing those issues first with the Interim CEO, and if not resolved, then the Interim President may raise such issues for decision by the Board;

¡     with respect to operations in Russia, the Interim CEO shall have the authority to meet with the managers that report to the Interim President in coordination with the Interim President and shall be entitled to make operational recommendations to the Interim President for his good faith consideration;

¡     with respect to operations in Poland, the Interim CEO will liaise with the Interim President on a regular basis for purposes of strategy coordination and assessment of business results;

¡     reviewing and signing of the restated financials arising from the Company’s restatement;

¡     monitoring the activities of RT to assist the Russian Standard Relationship Committee in the fulfilment of its responsibilities; and

¡      the Interim President and the Interim CEO will lead the ongoing corporate restructuring in Russia and the composition of boards of directors of those companies.

•      The Interim CEO shall report directly to the Board and remains subject to the provisions set forth in Section 4 of the Company’s bylaws.

Access to Information and Personnel

•      In order to carry out their respective responsibilities as senior executives of the Company, each of the Interim President and the Interim CEO shall have full access to Company information and personnel worldwide. The Interim President and Interim CEO shall work together to minimize duplication and/or disruption resulting from such requests and will keep each other fully informed of one another’s requests and activities.

Strategic Plans

The Board proposes to develop in due course (i) an assessment of the operational management team of all group entities; (ii) a strategic development plan for the group and (iii) a synergy plan which identifies short and long-term actions.

For this purpose the Interim President, together with his team will be responsible for:

•      The creation of a Strategic Development Plan for the Group, which after its approval by the Board will be implemented by the Interim President. This plan should be presented not later than 45 days after the appointment of RT as the Interim President.

•      The creation of a Synergy plan between the Company and Russian Standard, to be approved by the Russian Standard Relationship Committee and the Board to create substantial synergies between the two companies. All synergies identified by the plan will be premised on establishing an arms length commercial relationship between Russian Standard and the Company. This plan should be presented not later than 30 days after the appointment of RT as the Interim President.

Senior Management

•      Replacements for Senior Executive Management of the Company have to be approved by the Board. Any personnel identified by the Interim CEO or the Interim President as candidates for any such position shall be discussed with the other before being proposed to the Board or one of its committees. As per the Amended Governance Agreement, “Senior Executive Management” shall mean the chief executive officer, the chief financial officer, the chief operations officer and the director of investor relations.

•      The parties agree that the activities of the CEO and CFO search committees will continue, with a view to identifying permanent replacement CEO and CFO as set forth in the Amended Governance Agreement. RT shall in parallel use his extensive network in the industry to recommend and present candidates to the CEO and CFO search committees as and when he sees fit. The search committees shall be permitted to appoint external consultants to help it fulfil their respective mandates as they see fit.

•      Within 30 days of the appointment of the Interim President, the Interim President and the Interim CEO shall report to the Board on their joint assessment of existing Russian and Polish senior operational personnel and positions that require new hires and provide specific recommendations in this regard. The Interim President’s primary focus shall be Russia and the Interim CEO’s primary focus shall be Poland.

•      For the avoidance of doubt, absent approval of the Board, no changes shall be made to senior management engaged in the restatement of the Company’s financial accounts until such time as the restatement shall have been completed and the SEC shall have cleared CEDC’s proxy statement and annual report on Form 10-K for the year ended December 31, 2011.

•      For the avoidance of doubt, as set forth in Section 4 of the Company’s bylaws, appointment and removal of the Senior Executive Management of the Company shall be subject to approval of the Board and the terms of the Amended Governance Agreement.

BOARD OF DIRECTORS

Composition

•      Unless and until RTL acquires a majority of the voting capital of the Company, the Board will be composed of a majority of directors that are not appointed or designated by, or affiliated with, RTL or its Affiliates.

•      The Special Committee of the Board consisting of non-RTL Directors shall continue to appoint a non-RTL Director as Lead Director.

Lead Director

•      The Company’s by-laws shall be amended, in keeping with the Company’s historical practice, to reflect that the Company shall have a Lead Director. The Lead Director shall have the power to call meetings of the Board. During any period of time when the Chairman has executive responsibilities and in light of the substantial time commitment of such responsibilities, the Lead Director shall also have the designation Vice Chairman with the primary responsibility to set the agenda for and chair regular and special meetings. The Vice Chairman shall be required to consult with the Chairman in connection with any such meeting agenda and have no ability to limit the authority of the Chairman, including the authority of the Chairman to call a meeting of the CEDC Board. For the avoidance of doubt, the Chairman retains the right to chair any meeting that he chooses to call during this period.

RT Membership	• RT shall be permitted to retain his position as member and Chairman of the Board notwithstanding his position as senior executive of the Company.

Russia Oversight Committee

•      The Russia Oversight Committee shall not operate during the time that RT is Interim President. Upon RT ceasing to be Interim President, unless otherwise agreed by Russian Standard, the Russia Oversight Committee shall begin to operate again and shall function in accordance with Section 2.1(l) of the Amended Governance Agreement; provided, however, that RT shall be a member of the Russia Oversight Committee in place of Mark Kaufman.

OTHER

By-laws	• The Company will make appropriate changes to the By-laws to reflect and implement the above agreement.

Timing

•      These corporate governance changes will be announced promptly and take full effect as soon as practicable but in any event upon the filing by the Company of the restated accounts. Moreover, the Interim President and the Interim CEO will begin to work on the Strategic Plan and Senior Management and related elements of the governance structure outlined above on an informal basis as soon as they are comfortable doing so, and implement such other elements of this governance structure as will not interfere with or delay completion of the restatement or related investigation.

Conflicts of Interest

•      CEDC and RTL acknowledge that conflicts of interest will arise from time to time as the Interim President performs his duties for CEDC since the Interim President is not just a substantial equity and debt holder of CEDC but also the owner of RTL and its Affiliates. However, CEDC and RTL also believe that there are substantial benefits to CEDC that flow from the existing RTL/CEDC strategic partnership as well as the operational leadership that the Interim President will provide to CEDC. Accordingly, a number of steps are being taken to manage actual and potential conflicts of interest in a way that is responsible and practical. The Russian Standard Relationship Committee will be responsible for monitoring related party transactions between RTL and its affiliates, on the one hand, and CEDC, on the other hand, as follows: (i) any such transaction or series of related transactions involving aggregate consideration in excess of $20.0 million will be reviewed by the Russian Standard Relationship Committee in advance of implementation in order to ensure compliance with the covenants of the CEDC 2016 Bond Indenture and (ii) any such transaction or series of related transactions involving aggregate consideration of less than $20.0 million need not be reviewed in advance of implementation by the Russian Standard Relationship Committee as long as such transaction(s) are in compliance with the covenants of the CEDC 2016 Bond Indenture. In addition, the Interim President will be mindful of actual and potential conflicts of interest as he performs his duties and where any such conflicts are likely to be substantial or significant he will discuss his views with the Interim CEO and/or the Russian Relationship Committee. Finally, the Interim President will report regularly on any transactions that involve actual or potential conflicts of interest and in the event that the Interim CEO and/or the Russian Relationship Committee believe a review of such transaction is appropriate they will be permitted to do so.

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